Exhibit 99.1

PRESS RELEASE

KADANT INC.
One Technology Park Drive
Westford, MA 01886 USA
Tel: +1 978-776-2000
www.kadant.com

Kadant Acquires Leading U.S. Baler Manufacturer

WESTFORD, Mass., August 23, 2021 - Kadant Inc. (NYSE:KAI) today announced it has completed its acquisition of Balemaster for $54 million in cash, subject to certain customary adjustments.

Balemaster is a leading U.S. manufacturer of horizontal balers and related equipment used primarily for recycling packaging waste at corrugated box plants and large retail and distribution centers. The company’s revenue for the trailing twelve months ended June 30, 2021 was approximately $22 million. Balemaster will become part of Kadant’s Material Handling reporting segment.

“Our acquisition of Balemaster expands our presence in the secondary material processing sector and creates new opportunities for leveraging our high-performance balers produced in Europe,” said Jeffrey L. Powell, president and chief executive officer of Kadant Inc. “The company is a market leader in North America and its strong aftermarket business fits well with Kadant. We are excited to welcome the employees of Balemaster to the Kadant family.”

“We are proud of the strong brand and market presence Balemaster has built over the past 75 years,” said Cornel Raab, president of Balemaster. “Kadant is a world-class company with a similar culture and values as our family-built business, and we believe it is a great home for our company and employees.”

Conference Call
Kadant will hold a conference call and webcast on Tuesday, August 24, 2021 at 9:30 a.m. eastern time to discuss the acquisition. To listen to the call and view the webcast, go to the “Investors” section of the Company’s website at www.kadant.com. To participate in the question and answer session, dial 888-326-8410 within the U.S., or +1-704-385-4884 outside the U.S., and reference participant passcode 2987001. A replay of the webcast will be available on the Company’s website through September 24, 2021.

About Kadant
Kadant Inc. is a global supplier of high-value, critical components and engineered systems used in process industries worldwide. The Company’s products, technologies, and services play an integral role in enhancing process efficiency, optimizing energy utilization, and maximizing productivity in resource-intensive industries. Kadant is based in Westford, Massachusetts, with approximately 2,900 employees in 21 countries worldwide. For more information, visit www.kadant.com.

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about the financial and operating performance of Balemaster, the benefits of the acquisition, and the expected future business and financial performance of Balemaster. These forward-looking statements represent our expectations as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause our actual

Kadant Acquires Leading U.S. Baler Manufacturer (cont.)
results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s annual report on Form 10-K for the fiscal year ended January 2, 2021 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to Kadant's ability to successfully integrate Balemaster and its operations and employees and realize anticipated benefits from the acquisition; unanticipated disruptions to the business, general and regional economic conditions, and the future performance of Balemaster; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement of the acquisition; competitive and/or investor responses to the acquisition; uncertainty of the expected financial performance of the combined operations; the ability to realize anticipated synergies and cost savings; unexpected costs, charges or expenses resulting from the acquisition; the impact of the COVID-19 pandemic on our operating and financial results; adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; health epidemics; our acquisition strategy; levels of residential construction activity; reductions by our wood processing customers of their capital spending or production of oriented strand board; changes to the global timber supply; development and use of digital media; cyclical economic conditions affecting the global mining industry; demand for coal, including economic and environmental risks associated with coal; failure of our information systems or breaches of data security and cybertheft; implementation of our internal growth strategy; price increases or shortages of raw materials; competition; changes in our tax provision or exposure to additional tax liabilities; our ability to successfully manage our manufacturing operations; disruption in production; future restructurings; loss of key personnel and effective succession planning; protection of intellectual property; climate change; adequacy of our insurance coverage; global operations; policies of the Chinese government; the variability and uncertainties in sales of capital equipment in China; currency fluctuations; economic conditions and regulatory changes caused by the United Kingdom’s exit from the European Union; changes to government regulations and policies around the world; compliance with government regulations and policies and compliance with laws; environmental laws and regulations; environmental, health and safety laws and regulations impacting the mining industry; our debt obligations; restrictions in our credit agreement and note purchase agreement; substitution of an alternative index for LIBOR; soundness of financial institutions; fluctuations in our share price; and anti-takeover provisions.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
IR@kadant.com
or
Media Contact Information:
Wes Martz, 269-278-1715
media@kadant.com